N-SAR Exhibit: Sub-item 77D(g)
Legg Mason Global Asset Management Trust
QS Strategic Real Return Fund

Item 77D(g) : Policies with respect to security investments
In response to Sub-Items 77D(g), QS Strategic Real Return Fund, the Registrant incorporates by reference the supplement to the fund's Statement of Additional Information as filed with the Securities and Exchange Commission pursuant to Rule 497 of the Securities Act of 1933 on June 3, 2016 (Accession No. 0001193125-16-612616). The Registrant also incorporates by reference Post-Effective Amendment No. 116 to Form N-1A filed on January 22, 2016 pursuant to Rule 485(b) of the Securities Act of 1933 (Accession No. 0001193125-16-435826).